UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As part of a planned refinancing of certain debt obligations, on September 17, 2025, Humacyte, Inc. (the “Company”) and Humacyte Global, Inc., a wholly owned subsidiary of the Company (“Global”), entered into Amendment No. 2 to the Revenue Interest Purchase Agreement (the “Amendment”) with TPC Investments III LP and TPC Investment Solutions LP (collectively, the “Purchasers”) and Hook SA LLC, as agent for the Purchasers (the “Agent”), to amend the Revenue Interest Purchase Agreement, dated as of May 12, 2023, as amended (the “Purchase Agreement”), among the Company, Global, the Purchasers and the Agent. In connection with the Amendment, the Company will make a $50.0 million repayment under the Purchase Agreement, funded from the restricted cash currently maintained for the benefit of the Agent. Additionally, the Company and Global will no longer be obligated to maintain $50.0 million of restricted cash in an account for the benefit of the Agent unless the Purchase Agreement has not been repaid in full by December 31, 2025, at which point the Company will be required to maintain $12.5 million in such account. Further, the Company will now be permitted, at its option, to exercise its call option at a discounted repurchase price of $95.5 million, so long as it is exercised on or prior to December 31, 2025, up to $7.5 million of which may be satisfied through the issuance of shares of the Company’s common stock, par value $0.0001 per share, subject to the satisfaction of certain conditions. The Amendment also contains customary representations, warranties and agreements by the Company and customary closing conditions.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under the Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the Revenue Interest Purchase Agreement, dated as of September 17, 2025, by and among Humacyte Global, Inc., Humacyte, Inc. and TPC Investments III LP and TPC Investment Solutions LP and Hook SA LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: September 17, 2025	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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